Exhibit 10.48

FOURTH AMENDMENT TO THE
RESTATED PARK PLACE ENTERTAINMENT CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, Caesars Entertainment, Inc. (formerly named Park Place Entertainment Corporation) maintained the Park Place Entertainment Corporation Executive Deferred Compensation Plan (the “Plan”), which was most recently amended and restated effective as of January 1, 2002;

WHEREAS, effective as of June 13, 2005, Caesars Entertainment, Inc. was merged with and into Harrah’s Operating Company, Inc., a Delaware corporation (“Harrah’s Operating”) and a wholly-owned subsidiary of Harrah’s Entertainment, Inc., a Delaware corporation (“Harrah’s”);

WHEREAS, effective as of June 13, 2005, the Plan was amended to provide that Harrah’s shall have the authority to amend the Plan;

WHEREAS, Harrah’s now wishes to amend the Plan to provide that the Harrah’s EDCP Committee and the Harrah’s EDCP Investment Committee will have responsibility for the administration of the Plan;

WHEREAS, Section 10.5 of the Plan provides that Harrah’s may amend the Plan, subject to certain limitations.

NOW, THEREFORE, the Plan is hereby amended, effective as of July , 2006 (except as otherwise provided herein), as follows:

AMENDMENT

1.                                       Section 1.2 of the Plan is hereby amended to delete the definition of “Committee” and to add the following new definitions:

“EDCP Committee” shall mean the Committee appointed to administer the Plan in accordance with Article IX.

“EDCP Investment Committee” shall mean the committee that has the responsibility for selecting and monitoring performance of the Funds.

“HRC” shall mean the Human Resources Committee of the Board.

The Plan is hereby further amended to substitute “EDCP Committee” for each reference to “Committee” therein.

2.                                       The definitions of “Fund” and “Funds” in Section 1.2 of the Plan are hereby amended to read in their entirety as follows:

“Fund” or “Funds” shall mean one or more of the investments selected by the EDCP Investment Committee pursuant to Section 3.3(a).

3.                                       Effective as of January 1, 2006, Section 3.3(b) of the Plan is hereby amended to read in its entirety as follows:

(b)           In making the designation pursuant to this Section 3.3, the Participant may specify that all or any whole percentage of his Accounts be deemed to be invested in one or more of the Funds.  A Participant may change the designation made under this Section 3.3, in a manner prescribed by the Committee, effective as of the first day of the calendar month following the date on which such change is made.

4.                                       Section 3.3 of the Plan is hereby amended in its entirety to read as follows:

3.3           Investment Elections.

(a)           At the time of making the deferral elections described in Section 3.1 and 3.2, the Participant shall designate, in a manner prescribed by the EDCP Committee, the Funds in which the Participant’s Accounts shall be deemed to be invested for purposes of determining the amount of earnings to be credited, and/or losses to be debited, to such Accounts under Article IV.  The Funds shall consist of the investment vehicles selected by the EDCP Investment Committee from time to time in its sole discretion.

(b)           In making the designation pursuant to this Section 3.3, the Participant may specify that all or any whole percentage of his Accounts be deemed to be invested in one or more of the Funds.  A Participant may change the designation made under this Section 3.3, in a manner prescribed by the EDCP Committee, effective as of the first day of the calendar month following the date on which such change is made.

(c)           Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Funds are to be used only for purposes of determining the amount of earnings to be credited and/or losses to be debited to a Participant’s Account, and a Participant’s designation of any such Fund, the allocation to his or her Accounts thereof, the calculation of earnings and the crediting or debiting of such earnings to a Participant’s Accounts shall not be considered or construed in any manner as an actual investment of his or her Accounts in any such Fund.  In the event that the Company or any trustee of a Trust described in Section 6.6, in its sole discretion, decides to invest any amounts in any or all of the Funds, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Accounts shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or any trustee.

(d)           Notwithstanding the foregoing provisions of this Section 3.3, the EDCP Investment Committee may retain the overriding discretion regarding the Participant’s designation of Funds under this Section 3.3.  If a Participant fails to designate any Fund under this Section 3.3, the Participant shall be deemed to have designated the default Fund selected by the EDCP Investment Committee for such purpose, in the discretion of the EDCP Committee and in accordance with its uniform policies and procedures.

(e)           Each Participant shall bear full responsibility for all results associated with his or her designation of Funds under this Section 3.3, and none of the Employer, the EDCP Committee nor the EDCP Investment Committee shall have any responsibility or liability with respect to any Participant’s designation of such Funds.

5.                                       Article III of the Plan is hereby amended to add new Section 3.4 at the end thereof:

3.4           Investment Committee.

(a)           Membership.  The EDCP Investment Committee shall be appointed by action of the HRC.  The EDCP Investment Committee members shall serve without compensation but shall be reimbursed for all expenses by the Company.  The EDCP Investment Committee shall conduct itself in accordance with the provisions of this Section. The members of the EDCP Investment Committee may resign with thirty (30) days notice in writing to the Company and may be removed immediately at any time by written notice from the HRC.  The EDCP Investment Committee may have duties with respect to other plans of the Company that are similar or identical to its duties under the Plan.

(b)           Appointment of Agents.  The EDCP Investment Committee may appoint such other agents, who need not be members of the EDCP Investment Committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the EDCP Investment Committee may deem expedient or appropriate.  The compensation of any agents who are not employees of the Company shall be fixed by the EDCP Investment Committee within any limitations set by the HRC.

(c)           Majority Vote. On all matters, questions and decisions, the action of the EDCP Investment Committee shall be determined by a majority vote of its members.  They may meet informally or take any ordinary action without the necessity of meeting as a group.  All instruments executed by the EDCP Investment Committee shall be executed by a majority of its members or by any member of the EDCP Investment Committee designated to act on its behalf.

(d)           Allocation of Responsibilities.  The EDCP Investment Committee may allocate responsibilities among its members or designate other persons to act on its behalf.  Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the EDCP Investment Committee.

(e)           Indemnification.  The Company shall indemnify and hold harmless the members of the EDCP Investment Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the EDCP

Investment Committee, except in the case of gross negligence or willful misconduct.

6.                                       Article IX of the Plan is hereby amended to read in its entirety as follows:

9.1           Powers of the EDCP Committee.

(a)           Plan Administrator.  The EDCP Committee shall be the administrator of the Plan and shall be responsible for the administration of the Plan.

(b)           General Powers of the EDCP Committee.  The EDCP Committee shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties.  Without limiting the generality of the foregoing, the EDCP Committee shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan.  The EDCP Committee shall determine, in its discretion, the service credited to the Participants, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant.  The decision or action of the EDCP Committee in respect of any question arising under or in connection with the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having an interest in the Plan.

(c)           Distributions.  Except as is otherwise provided hereunder, the EDCP Committee shall determine the manner and time of payment of benefits under this Plan.  All benefit disbursements by the Trustee shall be made upon the instructions of the EDCP Committee.

(d)           Decisions Conclusive.  The decision of the EDCP Committee upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

(e)           Reporting.  The EDCP Committee shall file all reports and forms lawfully required to be filed by the EDCP Committee and shall distribute any forms, reports or statements to be distributed to Participants and others.

(f)            Trust Fund.  The EDCP Committee shall keep itself advised with respect to the funded status and investment of the Trust Fund.

9.2           Creation of Committee.  The EDCP Committee shall be appointed by the Chief Executive Officer of the Company.  The EDCP Committee must consist of at least three members.  The EDCP Committee members shall serve without compensation but shall be reimbursed for all expenses by the Company.  The EDCP Committee shall conduct itself in accordance with the provisions of this Article IX.  The members of the EDCP Committee may resign with thirty (30) days notice in writing to the Company and may be removed immediately at any time by written notice from the Company.  The EDCP Committee may have duties with respect to other plans of the Company that are or identical to its duties under the Plan.

9.3           Appointment of Agents.  The EDCP Committee may appoint such other agents, who need not be members of the EDCP Committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the EDCP Committee may deem expedient or appropriate.  The compensation of any agents who are not employees of the Company shall be fixed by the EDCP Committee within any limitations set by the HRC.

9.4           Majority Vote and Execution of Instruments.  In all matters, questions and decisions, the action of the EDCP Committee shall be determined by a majority vote of its members.  They may meet informally or take any ordinary action without the necessity of meeting as a group.  All instruments executed by the EDCP Committee shall be executed by a majority of its members or by any member of the EDCP Committee designated to act on its behalf.

9.5           Allocation of Responsibilities.  The EDCP Committee may allocate responsibilities among its members or designate other persons to act on its behalf.  Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the EDCP Committee.

9.6           Conflict of Interest.  No member of the EDCP Committee who is a Participant shall take any part in any action in connection with his participation as an individual.  Such action shall be voted or decided by the remaining members of the EDCP Committee.

9.7           Indemnification.  The Company shall indemnify and hold harmless the members of the EDCP Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the EDCP Committee, except in the case of gross negligence or willful misconduct.

9.8           Action Taken by Employee.  Any action to be taken by an Employer shall be taken by resolution adopted by its board of directors or appropriate board committee; provided, however, that by resolution, the board of directors or appropriate board committee  may delegate to any committee of the board or any officer of the Employer the authority to take any actions under this Plan, other than the power to determine the basis of Employer contributions.

9.9           Discretionary Authority.  All delegations of responsibility set forth in this document regarding the determination of benefits and the interpretation of the terms of the Plan confer discretionary authority upon the person delegated such responsibility.

9.10         Participant Statements.  The EDCP Committee shall provide a statement of Plan Accounts to each Participant and Beneficiary on a quarterly or more frequent basis, as determined by the EDCP Committee in its discretion.

Such statement of Plan Accounts shall reflect the amounts allocated to each Account maintained for the Participant, the Participant’s vested interest in his Accounts, any distributions, withdrawals or expenses charged against the Participant’s Account, the hypothetical investment earnings and losses on the Participant’s Account, and any other information deemed appropriate by the EDCP Committee.

7.                                       Section 10.5 of the Plan is hereby amended to read in its entirety as follows:

10.5         Amendment, Modification, Suspension or Termination.

(a)           The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that (i) no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and (ii) Section 8.1 may not be amended with respect to any Participant or Beneficiary following the date the Participant or Beneficiary makes a claim for benefits under the Plan.  In the event that this Plan is terminated, the amounts credited to a Participant’s Accounts (including any previously uninvested amounts) shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary, in a lump sum within sixty (60) days following the date of termination.

(b)           Additionally, the EDCP Committee may amend, modify or suspend the Plan in whole or in part, provided that such amendment, modification or suspension does not have a material adverse financial effect on the Company or the Plan and except that (i) no amendment, modification or suspension shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and (ii) Section 8.1 may not be amended with respect to any Participant or Beneficiary following the date the Participant or Beneficiary makes a claim for benefits under the Plan.

8.                                       Except as herein amended, the Plan shall continue in full force and effect in accordance with the terms and conditions thereof.

This Fourth Amendment to the Plan is hereby executed by a duly authorized officer of Harrah’s Entertainment, Inc., effective as of July 1, 2006 (except as otherwise provided herein).

HARRAH’S ENTERTAINMENT, INC.

By:
Its: